Exhibit 12
                 INTERNATIONAL MULTIFOODS CORPORATION AND SUBSIDIARIES

                   Computation of Ratio of Earnings to Fixed Charges
                                    (unaudited)

                                   (in thousands)



                                    THREE MONTHS ENDED    SIX MONTHS ENDED
                                    ------------------   ------------------
                                    Aug. 31,   Aug. 31,  Aug. 31,   Aug. 31,
                                       1997       1996      1997       1996
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Earnings before income taxes        $ 6,484    $ 5,707   $ 9,341    $ 4,625
Plus: Fixed charges (1)               7,042      6,801    14,808     13,481
Less: Capitalized interest                -        (10)       (9)       (19)
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Earnings available to cover
  fixed charges                     $13,526    $12,498   $24,140    $18,087
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Ratio of earnings to fixed charges     1.92       1.84      1.63       1.34
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(1) Fixed charges consisted of the following:

                                    THREE MONTHS ENDED    SIX MONTHS ENDED
                                    ------------------   ------------------
                                    Aug. 31,   Aug. 31,  Aug. 31,   Aug. 31,
                                       1997       1996      1997       1996
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Interest expense, gross             $ 4,536    $ 4,548   $ 9,958    $ 8,937
Rentals (Interest factor)             2,506      2,253     4,850      4,544
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  Total fixed charges               $ 7,042    $ 6,801   $14,808    $13,481
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